As filed with the Securities and Exchange Commission on
                                                                July  20,  2001.
                                                    Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            The ServiceMaster Company
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   36-3858106
(State or other jurisdiction of                        I.R.S. Employer
incorporation or organization)                         (Identification No.)



                              One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300
          (Address and telephone number of principal executive offices)

                         ------------------------------

                     ServiceMaster 2001 Directors Stock Plan
                            (Full title of the plan)

                                  Jim L. Kaput
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
                              One ServiceMaster Way
                          Downers Grove, Illinois 60515
                                 (630) 271-1300
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
-------------------------------------------------------------------------------

                       CALCULATION OF THE REGISTRATION FEE


                                                           Proposed                    Proposed                 Amount of
Title of                                                   maximum                     maximum                  registration
security                     Amount to be                  offering                    aggregate                fee
to be                        registered                    price                       offering
REGISTERED                                                 PER UNIT                    PRICE
-----------------------------------------------------------------------------------------------------------------------------------

Common stock                   180,000(1)                  $10.02(2)                   $1,803,600(2)                 $451(2)
Common stock                 1,320,000(1)                  $12.53(3)                  $16,539,600(3)               $4,135(3)
                                                                                                            Total  $4,586



(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional shares issuable pursuant to the antidilution provisions of the ServiceMaster 2001 Directors Stock Plan.

(2)      Calculated pursuant to Rule 457(h) under the Securities Act of 1933.

(3) Calculated pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the common stock reported on the New York Stock Exchange on July 16, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.


     ServiceMaster has filed the following documents with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and such documents are incorporated herein by reference:

         1. ServiceMaster's Annual Report on Form 10-K for the year ended December 31, 2000;

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31,
                  2000; and

         3. The description of the common stock that is contained in ServiceMaster's Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

     All documents filed by ServiceMaster with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "INCORPORATED DOCUMENTS").


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     ServiceMaster  is  incorporated  under the laws of the  State of  Delaware.
Section 145 of the Delaware General Corporation Law allows for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with litigation. ServiceMaster's Amended and Restated Certificate of Incorporation provides for indemnification of the directors and officers of ServiceMaster against certain liabilities. In addition, Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of its directors and officers against certain liabilities. All of ServiceMaster's directors and officers are covered by insurance policies maintained and held in effect by ServiceMaster against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

         See Index to Exhibits.


Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)      To include any prospectus required by Section
         10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That,for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on July 20, 2001.

                          THE SERVICEMASTER COMPANY

                          By:  /S/ JIM L. KAPUT
                               ----------------
                               Jim L. Kaput
                               Senior Vice President
                               and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated signed this Registration Statement on July 20, 2001.



             SIGNATURE                                        TITLE


                      *                              Chairman and Director
---------------------------------
        C. William Pollard



                      *                              President, Chief Executive
---------------------------------
         Jonathan P. Ward                            Officer and Director





    /S/ STEVEN C. PRESTON                            Executive Vice President,
---------------------------------

         Steven C. Preston                           Chief Financial Officer

                                                    (Principal Financial Officer
                                                     and Principal Accounting
                                                     Officer)



                      *                             Senior Chairman and Director
---------------------------------
         Carlos H. Cantu

                      *                              Director
---------------------------------
         Paul W. Berezny, Jr.



                      *                              Director
---------------------------------
         Brian Griffiths



                      *                              Director
---------------------------------
         Sidney E. Harris



                      *                              Director
---------------------------------
         Glenda A. Hatchett



                      *                              Director
---------------------------------
         Herbert P. Hess



                      *                              Director
---------------------------------
         Michele M. Hunt



                      *                              Director
---------------------------------
         James D. McLennan



                      *                              Director
---------------------------------
         Vincent C. Nelson



                      *                              Director
---------------------------------
         Dallen W. Peterson



                      *                              Director
---------------------------------
         Donald G. Soderquist



                      *                              Director
---------------------------------
         Charles W. Stair



                      *                              Director
---------------------------------
         David K. Wessner

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by certain of the above-named officers and directors of The ServiceMaster Company.


                                                     By:  /S/ JIM L. KAPUT
                                                     ---------------------------
                                                     Jim L. Kaput
                                                     Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT                            DESCRIPTION
NO.

4.1 ServiceMaster's Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 6, 1997, is incorporated by reference to Exhibit 1 to the Current Report on Form 8-K, dated December 18, 1997, of ServiceMaster Limited Partnership (Commission File No. 1-9378).

4.2 ServiceMaster's Bylaws, as amended through September 29, 2000, are incorporated by reference to Exhibit 1.4 to Amendment No. 1 to Form 8-A/A, dated October 6, 2000(Commission File No. 1-14762).

4.3 2001 Directors Stock Plan is incorporated by reference to Exhibit B to the Proxy Statement dated March 23, 2001 (Commission
           File No. 1-14762).

4.4*       Form of Option Agreement for the 2001 Directors Stock Plan.

5*         Opinion of Counsel.

23.1*      Consent of Arthur Andersen LLP.

23.2*      Consent of Counsel (included in Exhibit 5).

24*        Powers of Attorney.

*Filed herewith

                                                                       EXHIBIT 5


July 20, 2001





The ServiceMaster Company
One ServiceMaster Way
Downers Grove, IL  60515


         Re:      The ServiceMaster Company
                  REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

     I am General Counsel for The ServiceMaster Company, a Delaware corporation ("SERVICEMASTER"), and have acted as counsel for ServiceMaster in connection with the preparation and filing of a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") under the Securities Act of 1933 (the "SECURITIES ACT") relating to the registration of 1,400,000 shares of common stock to be offered and sold to ServiceMaster non-employee directors under the 2001 Directors Stock Plan (the "PLAN").

     To render the opinions expressed below, I have reviewed the Plan and the Registration Statement. I have also examined originals, or copies of originals certified or otherwise identified to my satisfaction, of ServiceMaster's corporate records. I have examined such questions of law and have satisfied myself to such matters of fact as I have deemed relevant and necessary as a basis for the opinions expressed herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

     Based upon the foregoing, I am of the opinion that:

     1. ServiceMaster is duly incorporated and validly existing under the laws of the State of Delaware.

     2. If ServiceMaster's Board of Directors or a duly authorized committee thereof authorizes the issuance of authorized and unissued shares of common stock for the consideration provided in the Plan, such shares will, when certificates representing such shares have been duly executed, countersigned and registered and duly delivered against the receipt by ServiceMaster of the consideration provided in the Plan, be legally issued, fully paid and non-assessable.

     The foregoing opinions are limited to the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of shares of common stock.

     I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.


                                                     Very truly yours,

                                                     The ServiceMaster Company


                                                     /S/ JIM L. KAPUT
                                                     ----------------
                                                     Jim L. Kaput
                                                     Senior Vice President
                                                     and General Counsel

                                                                    EXHIBIT 23.1



                                 Arthur Andersen



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 23, 2001 incorporated by reference in The ServiceMaster Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Chicago, Illinois
July 20, 2001

                                                                      EXHIBIT 24

                                Power of Attorney

         I hereby appoint each of Jim L. Kaput or Steven C. Preston or Eric R. Zarnikow or any other person occupying the office of General Counsel, Chief Financial Officer, or Treasurer with The ServiceMaster Company ("SERVICEMASTER") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "AUTHORIZED REPRESENTATIVE") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any amendment to any such Registration Statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

         This Power of Attorney applies to a Registration Statement on Form S-8 that registers common stock to be offered and sold pursuant to the 2001 Directors Stock Plan.

         This  instrument  shall  remain in effect until the earlier to occur of
(i) my cessation of service as a director and officer of ServiceMaster and (ii) my giving written notice to ServiceMaster's Chairman, Chief Executive Officer, General Counsel, Chief Financial Officer or Treasurer of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

         The law of the State of Illinois shall govern this instrument.

Dated:   July 20, 2001

                                         /S/ PAUL W. BEREZNY, JR.
                                        --------------------------
                                           Paul W. Berezny, Jr.

                                           /S/ CARLOS H. CANTU
                                        --------------------------
                                           Carlos H. Cantu

                                           /S/ BRIAN GRIFFITHS
                                        --------------------------
                                           Brian Griffiths

                                           /S/ SIDNEY E. HARRIS
                                        --------------------------
                                           Sidney E. Harris

                                          /S/ GLENDA A. HATCHETT
                                        --------------------------
                                           Glenda A. Hatchett

                                          /S/ HERBERT P. HESS
                                        --------------------------
                                           Herbert P. Hess

                                         /S/ MICHELE M. HUNT
                                        --------------------------
                                           Michele M. Hunt

                                           /S/ JAMES D. MCLENNAN
                                        --------------------------
                                           James D. McLennan

                                           /S/ VINCENT C. NELSON
                                        --------------------------
                                           Vincent C. Nelson

                                          /S/ DALLEN W. PETERSON
                                        --------------------------
                                           Dallen W. Peterson

                                          /S/ C. WILLIAM POLLARD
                                        --------------------------
                                           C. William Pollard

                                         /S/ DONALD G. SODERQUIST
                                        --------------------------
                                           Donald G. Soderquist

                                           /S/ CHARLES W. STAIR
                                        --------------------------
                                           Charles W. Stair

                                          /S/ JONATHAN P. WARD
                                        --------------------------
                                           Jonathan P. Ward

                                          /S/ DAVID K. WESSNER
                                        --------------------------
                                           David K. Wessner